Exhibit 5.1

indie Semiconductor 32 Journey, Suite 100 Aliso Viejo, CA 92656 +1 (949) 608-0854

March 21, 2024

indie Semiconductor, Inc.
32 Journey

Aliso Viejo, California 92656

Re:	indie Semiconductor, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to indie Semiconductor, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) by the selling stockholders set forth in the Registration Statement.

In rendering the opinion below, I have examined originals or copies of those corporate and other records and documents as I considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company as presently in effect (as amended, the “Company’s Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Company as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

(v)	certain resolutions adopted by the Board of Directors of the Company, relating to the issuance of, and the registration of the offering and sale of, the Common Stock and related matters.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the legal power and authority of all persons signing on behalf of other parties, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, I have obtained and relied upon those certificates of public officials as I considered appropriate.

Based on this examination, I am of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and is or upon issuance will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the current General Corporation Law of the State of Delaware. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Common Stock.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters. This opinion speaks only as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention, or any future changes in laws.

Respectfully submitted,

/s/ Audrey Wong
Audrey Wong,
Chief Legal Officer
indie Semiconductor, Inc.